As filed with the Securities and Exchange Commission on October 25, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mobileye Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	88-0666433
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Mobileye B.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157
Jerusalem 9777513, Israel

+972-2-541-7333

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anat Heller
Chief Financial Officer

c/o Mobileye B.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157
Jerusalem 9777513, Israel

+972-2-541-7333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000	Liz Cohen-Yerushalmi Chief Legal Officer and General Counsel c/o Mobileye B.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972-2-541-7333	John L. Savva Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-267685

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of an additional $47,150,000 of shares of Class A common stock, par value $0.01 per share, of Mobileye Global Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-267685) (the “Prior Registration Statement”), initially filed by the Registrant on September 30, 2022 and declared effective by the Securities and Exchange Commission (the “Commission”) on October 25, 2022. The additional $47,150,000 of shares of Class A common stock being registered is solely as a result of an increase in the initial public offering price per share; the number of shares of Class A common stock (47,150,000 shares) registered on the Prior Registration Statement is unchanged. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

a.	Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

b.	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

EXHIBIT INDEX

NO.	DESCRIPTION OF EXHIBIT
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
24.1	Powers of Attorney (included in signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-267685)).
107	Filing Fee Table

*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on October 25, 2022.

MOBILEYE GLOBAL INC.

By:	/s/ Professor Amnon Shashua
Professor Amnon Shashua
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2022.

Signature	Capacity

*	Chief Executive Officer, President, and Director (Principal Executive Officer)
Professor Amnon Shashua

*	Chief Financial Officer (Principal Financial and Accounting Officer)
Anat Heller

*	Chair of the Board of Directors
Patrick P. Gelsinger

*By:	/s/ Professor Amnon Shashua
Professor Amnon Shashua, Attorney-In-Fact